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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                 July 1, 1996
               Date of Report (Date of earliest event reported)

                        Commission file number 0-16979




                                  ADT LIMITED
            (Exact Name of Registrant as Specified in its Charter)

      BERMUDA                 Cedar House              Not Applicable
  (Jurisdiction of          41 Cedar Avenue           (I.R.S. Employer
  Incorporation or       Hamilton HM12, Bermuda      Identification No.)
   Organization)         (Address of Principal
                          Executive Offices)*          Not Applicable
                                                         (Zip Code)

    Registrant's telephone number, including area code: (809) 295-2244*
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* The executive offices of the subsidiary of registrant which supervises registrant's North American activities are at One Boca
  Place, 2255 Glades Road, Boca Raton, Florida 33431-0835.  The
  telephone number there is (407) 997-8406.
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Item 5.  Other Events.
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     On July 1, 1996 ADT Limited ("ADT") announced that it had entered into a definitive agreement (the "Agreement") to combine with Republic Industries, Inc. ("Republic") in a transaction valued at approximately $5 billion. Under the terms of the Agreement, ADT shareholders will receive .92857 of a share of Republic's common stock, $0.01 par value per share ("Republic Common Stock"), for each outstanding share of common stock of ADT, par value $0.10 per share ("ADT Common Stock"), and ADT will become a wholly-owned subsidiary of Republic. The exchange ratio was based on a price of $26 for each share of ADT Common Stock.

     As part of the transaction, ADT issued Republic a warrant to acquire 15 million shares of ADT Common Stock at an exercise price of $20 per share. The warrant is exercisable if the Agreement is terminated for any reason.

     The transaction is intended to be tax-free to ADT's shareholders and will be accounted for as a pooling of interests business combination. Consummation of the transactions contemplated by the Agreement is subject to, among other things, approval by the shareholders of ADT and Republic, receipt by ADT of a fairness opinion from its financial advisor by no later than July 15, 1996, and other customary conditions, including receipt of regulatory approvals.

     The descriptions contained herein of the Agreement and the transactions contemplated thereunder are qualified in their entirety by reference to the Agreement, attached hereto as Exhibit 2.1, the warrant, attached hereto as Exhibit 4.1, and the Press Release, dated July 1, 1996, attached hereto as Exhibit 99.1, each of which is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and
         Exhibits.
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(c)      Exhibits

         Exhibit 2.1 Agreement and Plan of Amalgamation among Republic Industries, Inc., R.I./Triangle, Ltd. and ADT Limited dated as of July 1, 1996.

         Exhibit 4.1 Common Share Purchase Warrant issued by ADT Limited on July 1, 1996 to Republic Industries, Inc.

         Exhibit 99.1   Press Release dated July 1, 1996.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                    ADT LIMITED


                                    By: /s/ Stephen J. Ruzika
                                       -------------------------------------
                                          Stephen J. Ruzika
                                          Chief Financial Officer, Executive
                                          Vice President and Director


Date: July 10, 1996


                                 EXHIBIT INDEX

2.1 Agreement and Plan of Amalgamation among Republic Industries, Inc., R.I./Triangle, Ltd. and ADT Limited dated as of July 1, 1996.

4.1 Common Share Purchase Warrant issued by ADT Limited on July 1, 1996 to Republic Industries, Inc.

99.1     Press Release dated July 1, 1996.